UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

TECHPRECISION CORPORATION

(Name of Registrant as Specified in its Charter)
NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

           , 2022
Dear Stockholder:
It is my pleasure to invite you to attend the Annual Meeting of Stockholders of TechPrecision Corporation. The meeting will be held virtually on                 , 2022 at      , Eastern Time. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. We have also included with this letter a copy of our 2022 Annual Report, which comprises our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.
We will hold our annual meeting in virtual format only via live audio webcast, instead of holding the meeting in Westminster, Massachusetts or at any physical location. You or your proxyholder may participate, vote and examine our stockholder list at the virtual annual meeting by visiting https:// www.cstproxy.com/techprecision/2022 and using the control number provided with your proxy materials.
It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible or vote by mobile device or electronically over the Internet. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please follow the voting instructions provided to you by your bank, brokerage firm or other nominee. We encourage you to vote by proxy to ensure that your shares are represented and voted at the meeting, even if you plan on attending the meeting virtually.
I look forward to virtually seeing you on                 , 2022.
Sincerely,
Alexander Shen
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
1 Bella Drive
Westminster, MA 01473
Main: (978) 874-0591
Date:          , 2022
Time: Eastern Time
Location: https://www.cstproxy.com/techprecision/2022
The Annual Meeting of Stockholders of TechPrecision Corporation will be held at the time and virtual location noted above. At the meeting, we will ask you to:
1.   Elect four directors: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan and Walter M. Schenker;
2.   Consider and ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023;
3.   Approve an amendment to our Certificate of Incorporation to (i) effect a reverse stock split of our outstanding common stock at an exchange ratio of between 1-for-2 and 1-for-5, such ratio to be determined by our board of directors, at any time prior to March 31, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock from 90,000,000 to 50,000,000;
4.   Approve the compensation of our Named Executive Officers (as defined herein), in an advisory vote;
5.   Approve the frequency with which we will hold an advisory vote on the compensation of our Named Executive Officers, in an advisory vote; and
6.   Transact any other business properly brought before the meeting.
You may vote if you were the record owners of TechPrecision Corporation common stock at the close of business on                 , 2022, the record date. A list of stockholders of record will be available at https://www.cstproxy.com/techprecision/2022, (the website for the annual meeting) during the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 1 Bella Drive, Westminster, Massachusetts 01473.
Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or vote by mobile device or over the Internet as soon as possible, regardless of whether you plan to virtually attend the meeting; or if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions for voting provided by your bank, brokerage firm or other nominee, regardless of whether you plan to attend the meeting virtually.
By order of our board of directors,
Alexander Shen,
Chief Executive Officer

PROXY STATEMENT
This Proxy Statement, the accompanying proxy card and our Annual Report to Stockholders for our fiscal year ended March 31, 2022 (“fiscal 2022”) are being mailed, beginning on or about           , 2022, to the owners of all outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of TechPrecision Corporation (referred to as “we,” “us,” “our,” “TechPrecision,” or the “Company”) as of           , 2022, the record date (the “Record Date”), in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (the “Annual Meeting”). This proxy procedure is necessary to permit all stockholders, some of whom may be unable to attend the Annual Meeting virtually, to vote on the matters described in this Proxy Statement. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON                 , 2022.
The proxy statement and the annual report to stockholders are available at
http://www.techprecision.com/reports_and_proxy.html

Page
Information About Voting	1
Solicitation of Proxies	1
Agenda Items	1
Who Can Vote	1
How to Vote	1
Broker Non-Votes	2
Revoking a Proxy or Changing Your Vote	2
Quorum Requirement	3
Vote Required for Action	3
Recommendation of our Board of Directors	4
Proposal One — Election of Directors	5
Corporate Governance	6
Directors/Nominees	6
Information About Our Board of Directors	7
Meetings	7
Independence	7
Board Structure and Role in Risk Oversight	7
Director Nomination Process	8
Compensation-Setting Process	8
Stockholder Communications	9
Committees	9
Employee, Officer and Director Hedging	9
Board of Directors Compensation	9
Security Ownership of TechPrecision	11
Security Ownership of Certain Beneficial Owners and Management	11
Changes in Control	12
Executive Compensation	13
Summary Compensation Table	13
Outstanding Equity Awards at Fiscal Year-End Table	13
Employment Agreements	14
2016 Long-Term Incentive Plan	15
Additional Retirement Benefits	15
Compensation Policies and Practices and Risk Management	16
Related Party Transactions	16
Certain Relationships and Related Transactions	16
Proposal Two — Ratification of the Selection of Marcum LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year ending March 31, 2022	17
Audit Committee Report	18
Principal Accountant Fees	19
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	19
Proposal Three — Reverse Stock Split and Decrease in Authorized Shares	20

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Page
Proposal Four — Advisory Vote to Approve the Compensation of Our Named Executive Officers	26
Proposal Five — Advisory Vote on Whether the Advisory Vote to Approve the Compensation of Our Named Executive Officers Should Occur Every One, Two or Three Years	27
Other Matters	28
Other Business to be Conducted at the Annual Meeting	28
Stockholder Proposals for the 2023 Annual Meeting	28
Expenses Relating to this Proxy Solicitation	28
Householding	28
Where You Can Find More Information	29

ii

INFORMATION ABOUT VOTING
Solicitation of Proxies
Our board of directors is soliciting proxies for use at the Annual Meeting to be in virtual format on                 , 2022 at           , Eastern Time, at https://www.cstproxy.com/techprecision/2022 (the website for the Annual Meeting), and any adjournments of that meeting.
Agenda Items
The agenda for the Annual Meeting is to:
1.   Elect four directors: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan and Walter M. Schenker;
2.   Consider and ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023;
3.   Approve an amendment to our Certificate of Incorporation to (i) effect a reverse stock split of our outstanding common stock at an exchange ratio of between 1-for-2 and 1-for-5, such ratio to be determined by our board of directors, at any time prior to March 31, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock from 90,000,000 to 50,000,000;
4.   Approve our Named Executive Officers’ compensation, in an advisory vote;
5.   Approve the frequency with which we will hold an advisory vote on the compensation of our Named Executive Officers, in an advisory vote;
6.   Transact any other business properly brought before the meeting.
Who Can Vote
You can vote at the Annual Meeting if you are a holder of Common Stock as of the record date. The record date is the close of business on           , 2022. You will have one vote for each share of Common Stock you hold. As of           , 2022, there were                 shares of Common Stock outstanding and entitled to vote.
How to Vote
For Shares Held Directly in the Name of the Stockholder
If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of four ways:
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Electronically at the meeting.   If you attend the virtual Annual Meeting, you may vote electronically at the Annual Meeting. To attend, you must go to the meeting website at https://www.cstproxy.com/techprecision/2022 and enter the 12- or 16-digit control number found on your proxy card or voting instruction form. Please note you will only be able to attend, participate and vote in the Meeting using this website.

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By Mail.   If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting for all the director nominees and in favor of each of Proposals 2, 3 and 4 listed above under “— Agenda Items,” and in favor of “one year” with respect to the vote on the frequency of an advisory vote on our Named Executive Officers;

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By Mobile voting using a smartphone or tablet.   If you choose to vote by mobile device, scan the QR Barcode imprinted on the proxy card using either a smartphone or tablet, and you will be taken directly to the internet voting site; or

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By Internet.   If you choose to vote electronically over the Internet, visit proxyvote.com and following the instructions on your proxy card.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee
If you hold your shares through a bank, brokerage firm or other nominee, you will receive instructions from that bank, brokerage firm or other nominee on how to vote. You must follow these instructions in order for your shares to be voted.
Use of Proxies
A proxy is your legal designation of another person to vote your shares on your behalf at the Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or proxy card. The proxy card accompanying this Proxy Statement is solicited by the Company’s Board of Directors for the Annual Meeting. By signing and returning it, you will be designating Alexander Shen and Thomas Sammons as proxies to vote your shares at the Annual Meeting based on your direction. You also may designate your proxies and direct your votes by mobile device or over the Internet as described above.
Unless you tell us on the proxy card to vote differently, we will vote shares represented by signed and returned proxies: (i) FOR all of the nominees for director listed in this proxy statement; (ii) FOR the ratification of our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; (iii) FOR the approval of an amendment to our Certificate of Incorporation to (a) effect a reverse stock split of our outstanding common stock at an exchange ratio of between 1-for-2 and 1-for-5, such ratio to be determined by our board of directors, at any time prior to March 31, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors, (iv) FOR the approval of the compensation of our Named Executive Officers (as defined in the rules of the Securities and Exchange Commission), in an advisory vote, and (v) “one year” as the frequency with which we will hold an advisory vote on the compensation of our Named Executive Officers, in an advisory vote. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote shares represented by proxies according to their best judgment.
Broker Non-Votes
A broker non-vote occurs when banks, brokerage firms or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the beneficial owner by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable rules. Banks, brokerage firms and other nominees have this discretionary authority with respect to the ratification of our selection of the independent registered public accountants (Proposal No. 2), but do not have such discretionary authority with respect to the election of directors (Proposal No. 1), approval of the reverse stock split and decrease in authorized shares (Proposal No. 3), approval of the compensation of our Named Executive Officers (Proposal No. 4) or selection of the frequency with which we will hold an advisory vote on the compensation of our Named Executive Officers (Proposal No. 5). If you are the beneficial owner of shares of our Common Stock that are held of record by a bank, brokerage firm or other nominee and do not provide such holder with voting instructions on matters with respect to which it does not have discretionary authority, there will be a broker non-vote with respect to your shares on each such matter.
Revoking a Proxy or Changing Your Vote
For Shares Held Directly in the Name of the Stockholder
If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:
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Submitting a later-dated proxy by mail, on a mobile device or over the Internet;

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Sending a written notice to our corporate secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

   TechPrecision Corporation
   1 Bella Drive
   Westminster, MA 01473
   Attention: Corporate Secretary
   Or
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Attending the Annual Meeting and voting virtually by visiting the Annual Meeting website at https://www.cstproxy.com/techprecision/2022. Your virtual attendance at the Annual Meeting will not in and of itself revoke your proxy. You also must vote your shares at the Annual Meeting to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee
If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:
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Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

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Submitting a later-dated mobile or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

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Attending the Annual Meeting and voting virtually by visiting the meeting website at https://www.cstproxy.com/techprecision/2022 and entering the 12- or 16-digit control number found on the voting instruction form sent to you by your bank, broker or other holder of record. Your virtual attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You also must vote your shares at the Annual Meeting to effectively revoke your previously delivered voting instructions.

Quorum Requirement
We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote at the Annual Meeting either attend the Annual Meeting virtually or are represented by proxy. Votes withheld, abstentions and broker non-votes will be considered to be represented for purposes of determining a quorum.
Vote Required for Action
A plurality of the votes cast is required for the election of the directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified. This means that the four director nominees receiving the most “FOR” votes will be elected. You are not permitted to cumulate your votes for purposes of electing directors. Because this is an uncontested election, so long as each candidate receives at least one “FOR” vote, votes that are withheld will have no effect on the election of the directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote and have no effect on the results of this vote.
Approval of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. Abstentions will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.
Approval of the amendment to our Certificate of Incorporation to effect a reverse stock split and, if there is a reverse stock split, authorize a decrease in the number of authorized shares of the Company will require the affirmative vote of a majority of our outstanding common stock. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for or against the amendment to our Certificate of Incorporation. As a result, any shares not voted by a customer will be treated as a broker non-vote, which, along with any abstentions, will have the effect of a vote against this proposal.
Approval of the compensation of our Named Executive Officers, on an advisory basis, will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. The vote to approve the compensation of our Named Executive Officers is advisory, and therefore not binding on us or our board of directors. Our board of directors values the opinions of our stockholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.
Approval of the frequency of an advisory vote on the compensation of our Named Executive Officers will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. In the event that none of the options of every one year, every two years or every three years for the frequency of the vote on the compensation of our Named Executive Officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by our board of directors to be the stockholders’ preference, as expressed on an advisory basis. Abstentions and broker non-votes will not be counted as votes for or against this proposal and will have no effect on the outcome of the vote.
Recommendation of our Board of Directors
As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:
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FOR the election of each of the nominees named in Proposal No. 1 to our board of directors;

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FOR Proposal No. 2, the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023;

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FOR Proposal No. 3, the approval of the amendment to our Certificate of Incorporation to effect a reverse stock split and, if there is a reverse stock split, authorize a decrease in the number of authorized shares of the Company;

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FOR Proposal No. 4, the advisory approval of the compensation of our Named Executive Officers; and

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FOR, with respect to Proposal No. 5, a frequency of once every year for the frequency with which we will hold stockholder advisory votes on the compensation of our Named Executive Officers.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our board of directors currently consists of four directors, each of whose terms will expire at this Annual Meeting. Our four nominees for director this year are Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan and Walter M. Schenker, all of whom are incumbents who were previously elected by our stockholders at our 2021 Annual Meeting of Stockholders. Biographical information about the nominees is provided below under “Corporate Governance — Directors/Nominees.”
Each nominee has consented to being named in the proxy statement and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our board of directors. The term of office of each person elected as a director will continue for one year, until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death. The four nominees receiving the highest number of ‘‘FOR” votes shall be elected as directors.
Our board of directors recommends a vote “FOR” the election of Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan and Walter M. Schenker to our board of directors.

CORPORATE GOVERNANCE
Directors/Nominees
Information about the nominees is provided below. Messrs. Crisafulli, Levy, McGowan and Schenker currently serve on our board of directors. There are no family relationships between or among any director or executive officer of the Company.
Name	Age	Position
Richard S. McGowan(1)	68	Chair of the Board
Robert A. Crisafulli(2)	68	Director
Andrew A. Levy	75	Director
Walter M. Schenker(2)	75	Director

(1)
Alternate member of the Audit Committee.

(2)
Member of the Audit Committee.

Richard S. McGowan, 68, has been a member of our board of directors since December 2016 and serves as the Chair of the board of directors. Mr. McGowan’s principal occupation since 2008 has been private investor. From June 2014 until July 2016, Mr. McGowan served on the board of directors of Cleveland Biolabs, Inc., a publicly traded biopharmaceutical company focused on the immune system, serving as chair of its board from April 2015 to July 2016, chair of its compensation committee from 2014 until 2016, and on its audit and nominating and governance committees from 2015 until 2016. From 1995 to 2009, Mr. McGowan served as Of Counsel to Weitz & Luxenberg, P.C., a national law firm.
From 2000 to 2008, Mr. McGowan was a partner and President of SFB Holdings, a private investment company that sought to purchase and turn around sub-producing micro-cap companies. Mr. McGowan holds a B.A. in History from the State University of New York at Stony Brook and a J.D. from Boston University School of Law.
Mr. McGowan’s extensive investment experience, and in particular his focus on growing the business of microcap companies, is an asset as we look to execute on our strategies to grow our business.
Robert A. Crisafulli, 68, has been a member of our board of directors since December 2016. Since December 2007, Mr. Crisafulli has served as Executive Vice President Tax of Aircastle Limited, a privately held international aircraft leasing company. From January 2007 to December 2007, Mr. Crisafulli served as Vice President of Finance, Tax and Treasurer of InfoNXX, Inc., a privately held international telecommunications company. From 2005 to 2006, Mr. Crisafulli served as Vice President of Tax of PanAmSat, a publicly traded international telecommunications company. From 2001 to 2005, Mr. Crisafulli served as Managing Director of Bridge East Capital, an international private equity and financial advisory firm. From 1999 to 2000, Mr. Crisafulli served as Senior Vice President, Chief Financial Officer, Treasurer of Mosler Inc., a physical and electronic security firm. From 1998 to 1999, Mr. Crisafulli was Partner — Mergers and Acquisitions Practice at KPMG LLP. Mr. Crisafulli is a certified public accountant and holds a B.B.A. in accounting from Adelphi University and an M.B.A. in Taxation from St. John’s University.
Mr. Crisafulli’s significant background in the areas of tax and finance, including with public companies, and his experience as a certified public accountant, enables him to provide our board of directors with additional insight into finance and accounting matters.
Andrew A. Levy, 75, has been a member of our board of directors since March 2009. Since 1978, Mr. Levy has served as Chief Executive Officer of Redstone Capital, an investment banking firm. Mr. Levy was appointed Chief Executive Officer of Esco Marine, Inc., a ship-recycling company, in April 2014, to reorganize the company. Esco Marine, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code in March 2015, which proceedings were dismissed in April 2018. Mr. Levy has been a director of Esco from January 2004 to present. Esco Marine, Inc. is not a company with securities registered under Section 12 of the Exchange Act or required to file reports under Section 15(d) of the Exchange Act. Mr. Levy holds a B.S. in Engineering from Yale University and a J.D. from Harvard Law School.

Mr. Levy combines an engineering background that enables him to understand the operational aspects of our business with an investment banking background, which qualifies him to engage in assessments of our financial health and the execution of our growth strategies.
Walter M. Schenker, 75, has been a member of our board of directors since December 2016. Since June 2010, Mr. Schenker has served as General Partner and Portfolio Manager at MAZ Capital Advisors, an investment partnership, where his responsibilities include, among things, managing the firm’s portfolio of investments. From 1999 to 2010, Mr. Schenker was a Principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund. On April 4, 2019, Mr. Schenker became a director of Andina Acquisition Corporation III, a NASDAQ-listed blank check company. Mr. Schenker previously served on the board of directors and audit committee of Sevcon, Inc., a NASDAQ-listed global supplier of control and power solutions for zero-emission, electric and hybrid vehicles, from 2013 until that company’s acquisition in September 2017. Mr. Schenker holds a B.S. from Cornell University and an M.B.A. in Finance from Columbia University.
Mr. Schenker’s previous experience serving on the board of directors of a publicly traded company and his vast experience investing in both public and private companies enables him to provide our board of directors with insight into how to best manage the Company and execute our growth strategy.
INFORMATION ABOUT OUR BOARD OF DIRECTORS
Meetings
During fiscal 2022, our board of directors held four meetings and the Audit Committee held five meetings. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he served during fiscal 2022. While we encourage all members of our board of directors to attend annual meetings of stockholders, there is no formal policy as to their attendance. Each of our directors attended the annual meeting of stockholders in 2021 by teleconference.
Independence
We evaluate the independence of our directors in accordance with the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”) and the regulations promulgated by the Securities and Exchange Commission (the “SEC”). NASDAQ’s rules require that a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Because our securities are not listed on NASDAQ or any other national securities exchange, we are not required to have a board of directors comprised of a majority of independent directors. Nevertheless, after review of all relevant transactions and relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our board of directors has determined that the following directors, which comprise all of the members of our board of directors, are independent directors within the meaning of the NASDAQ listing standards: Robert A. Crisafulli, Andrew A. Levy, Richard S. McGowan and Walter M. Schenker.
Board Structure and Role in Risk Oversight
Richard S. McGowan currently serves as the Chair of our board of directors and has served as the Chair of our board of directors since March 2017. Our board of directors has not adopted any formal policies regarding board leadership and has determined that it should have the flexibility of operating with either a non-executive independent Chair or an executive Chair as appropriate. While it is currently not the case, if our Chief Executive Officer or another insider were to serve as Chair of our board of directors in the future, we would anticipate that a lead independent director, elected by the independent directors, would preside over executive sessions of the independent directors.
The Audit Committee takes an active risk oversight role by meeting with our senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that we have in place a process for identifying, prioritizing, managing and monitoring our critical risks. Furthermore, our board of directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed. The full board of directors reviews any risks associated with our compensation practices.
Director Nomination Process
Our board of directors does not have a nominating committee, but rather the entire board of directors participates in the process of identifying and evaluating candidates for our board of directors. Our board of directors consists of four directors. The board of directors believes that given the small size of the board of directors, a separate nominating committee is not necessary.
The process followed by our board of directors to identify and evaluate candidates includes requests to members of our existing directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. In considering whether to recommend any candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, our board of directors considers many factors.
Our board of directors does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our board of directors’ deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on our board of directors, our board of directors does not look to any specific minimum qualifications, but instead places primary emphasis on the candidate’s personal and professional integrity, experience in corporate management, knowledge of our business and industry, experience as a board member of another publicly held company, diversity of experience in substantive matters pertaining to our business, and practical and mature business judgment. Our board of directors does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of our current directors, considered as a group, provides a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. In the case of an incumbent director whose term of office is set to expire, our board of directors reviews such director’s overall service to us during the director’s term. In the case of a new director candidate, our board of directors reviews whether the nominee is “independent,” based on applicable listing standards of Nasdaq and applicable SEC rules and regulations, if necessary.
Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our by-laws, to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Please see the section of this Proxy Statement titled “Stockholder Proposals for the 2023 Annual Meeting” for more information regarding the submission of stockholder nominations and other proposals.
Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our board of directors will evaluate those candidates by following the same process, and applying the same criteria, discussed above.
Compensation-Setting Process
Our board of directors does not have a compensation committee, but rather the entire board of directors participates in the process of setting compensation for our executive officers. Our board of directors consists of four directors. The board of directors believes that given the small size of the board of directors, a separate compensation committee is not necessary. The full board of directors, therefore, is responsible for, among other things, reviewing and approving the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and approving the compensation and bonus levels of other members of senior management; reviewing and approving all new executive compensation programs; reviewing the compensation of our board of directors; and administering our equity incentive plans. In connection with the board of directors’ consideration of executive compensation for past and future service, from time to time, Mr. Shen and

Mr. Sammons have made suggestions or recommendations to the board of directors with regard to their own compensation. The board of directors did not engage any compensation consultants to determine or recommend the amount or form of any executive or director compensation during the fiscal year ended March 31, 2022.
Stockholder Communications
We have a process by which stockholders may communicate with our board of directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to the board of directors of TechPrecision Corporation, c/o Corporate Secretary, 1 Bella Drive, Westminster, MA 01473. Our corporate secretary will forward all mail received at our corporate office that is addressed to our board of directors or any particular director. However, communications that are unrelated to the duties and responsibilities of the board of directors, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements, may not be forwarded to the board of directors. In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any director upon request.
Committees
Our board of directors has one standing committee: the Audit Committee.
Audit Committee
The members of the Audit Committee are Mr. Crisafulli (Chair) and Mr. Schenker. Our board of directors has determined that Mr. Crisafulli, who is the Chair of the Audit Committee, is an “audit committee financial expert” as that term is defined under the applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Crisafulli and Schenker each satisfy the independence standards for the Audit Committee established by the applicable rules and regulations of the SEC and Nasdaq.
The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm.
The Audit Committee charter is posted and can be viewed in the “Corporate Governance” section of our website at www.techprecision.com.
Employee, Officer and Director Hedging
The Company’s Insider Trading Policy contains restrictions on the ability of directors, officers and employees to engage in certain transactions that hedge or offset any decrease in the market value of the Company’s securities. Specifically, the Insider Trading Policy prohibits such persons from (i) selling the Company’s securities short, (ii) buying or selling put or call options, or other derivative securities, with respect to the Company’s securities and (iii) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, including zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds.
Board of Directors Compensation
Fees and Equity Awards for Non-Employee Directors
The fee structure for non-employee directors is as follows:
Fee Category	Fees
Quarterly Retainer	$6,000
Audit Committee Chair – Annual Retainer	$5,000
Chair – Annual Retainer	$12,000

In addition, our Board has provided that each non-employee director is eligible for an annual grant of 50,000 options to purchase shares of our Common Stock or 50,000 shares of restricted stock, as determined by the Board, under the 2016 TechPrecision Equity Incentive Plan (the “2016 Plan”).
Director Compensation Table
The following table sets forth compensation paid to each director who served during the year ended March 31, 2022.
Name	Fees Earned(1)	Option Awards(2)	Stock Awards(3)	Totals
Andrew Levy	$39,000	—	$43,750	$82,750
Robert A. Crisafulli	$29,000	—	$43,750	$72,750
Richard S. McGowan	$51,000	—	$43,750	$94,750
Walter M. Schenker	$24,000	—	$43,750	$67,750

(1)
The members of the board of directors earned all fees for serving on the board of directors during fiscal 2022. Messrs. Levy and McGowan each received an additional cash fee of $15,000 in recognition of their efforts in connection with the Company’s acquisition of Stadco.

(2)
There were no option awards granted during fiscal 2021. The number of stock options outstanding as of March 31, 2022 for each director was: Mr. Levy: 150,000; Mr. Crisafulli: 100,000; Mr. McGowan: 100,000; and Mr. Schenker: 100,000.

(3)
Represents the aggregate grant date fair value of restricted stock awards computed in accordance with ASC Topic 718. Key assumptions in calculating these amounts are outlined in Note 7 to our Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022. On September 17, 2021, each director then serving on the Company’s board of directors was granted 25,000 restricted shares of Common Stock, for a total of 100,000 shares. The number of unvested shares of restricted stock outstanding as of March 31, 2022 for each director was: Mr. Levy: 25,000; Mr. Crisafulli: 25,000; Mr. McGowan: 25,000; and Mr. Schenker 25,000.

SECURITY OWNERSHIP OF TECHPRECISION
Security Ownership of Certain Beneficial Owners and Management
There are no individuals or entities known by TechPrecision (through their Section 13 filings), excluding directors and Named Executive Officers, to own more than 5% of the outstanding Common Stock as of June 30, 2022.
The following table provides information as to shares of our Common Stock beneficially owned, as of June 30, 2022, by:
•
each of our current directors;

•
each Named Executive Officer; and

•
all current directors and executive officers as a group.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of our Common Stock listed opposite his name. Each person is deemed to own beneficially shares of Common Stock that may be acquired upon exercise of stock options if they are vested and exercisable within 60 days of the measurement date, June 30, 2022. As of June 30, 2022, 2022, there were 34,307,450 shares of our Common Stock outstanding.
Except as otherwise indicated, the address of each person listed below is c/o TechPrecision Corp., 1 Bella Drive, Westminster, MA 01473.
Name	Shares of common stock	Percentage
Andrew A. Levy(1)	2,003,100	5.81%
Alexander Shen(2)	1,821,879	5.05%
Walter M. Schenker(3)	1,527,073	4.44%
Thomas Sammons(4)	537,189	1.54%
Richard S. McGowan(5)	430,064	1.25%
Robert Crisafulli(5)	200,000	*
All executive officers and directors as a group (six individuals)(6)	6,519,305	17.61%

*
Percentage of shares beneficially owned does not exceed one percent of the class.

(1)
Includes 150,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of June 30, 2022.

(2)
Includes 1,770,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of June 30, 2022.

(3)
According to a Schedule 13D filed by Maz Partners LP (“MAZ Partners”), MAZ Capital Advisers, LLC (“MAZ Capital”) and Mr. Schenker on February 13, 2018, MAZ Partners, MAZ Capital and Mr. Schenker share voting and dispositive power over 1,279,073 shares of the Company’s common stock, which are included in this amount. Mr. Schenker is the sole managing member of MAZ Capital, which is the sole general partner of MAZ Partners. This amount also includes (a) 100,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of June 30, 2022 and (b) 58,000 shares of common stock held in an IRA account of Mr. Schenker over which Mr. Schenker has sole voting and sole dispositive power.

(4)
Includes 500,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of June 30, 2022.

(5)
Includes 100,000 shares of common stock that may be acquired pursuant to stock options that may be exercised within 60 days of June 30, 2022.

(6)
Includes 2,720,000 shares of Common Stock issuable upon the exercise of stock options granted to executive officers and/or directors that may be exercised within 60 days of June 30, 2022.

Changes in Control
To our knowledge, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

EXECUTIVE COMPENSATION
Summary Compensation Table
The Company has determined that it only has two executive officers, based on relevant SEC rules. Accordingly, set forth below is information for the fiscal years indicated relating to the compensation of (i) Alexander Shen, our principal executive officer, who also serves as the President of Ranor, Inc., a wholly owned subsidiary of the Company and (ii) Thomas Sammons, our most highly compensated executive officer other than the principal executive officer who was serving as an executive officer at the end of the Company’s last completed fiscal year. Together, such individuals are referred to as our Named Executive Officers.
Name and Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Stock Awards(2)	All Other Compensation	Total ($)
Alexander Shen, Chief Executive Officer	2022	$300,000	$35,000	—	$17,000	$4,742	$356,742
	2021	$300,000	—	—	—	$5,500	$305,500
Thomas Sammons, Chief Financial Officer	2022	$230,193	$35,000	—	$17,000	$411	$282,604
	2021	$210,000	—	—	—	$335	$210,335

(1)
There were no option awards granted during fiscal 2021. The number of stock options outstanding as of March 31, 2021 for each executive was: Alexander Shen: 1,770,000; Thomas Sammons: 500,000.

(2)
Represents the aggregate grant date fair value of restricted stock awards computed in accordance with ASC Topic 718. On January 24, 2022, each executive officer received a grant of restricted stock awards that vest in full on January 24, 2023.

Outstanding Equity Awards at Fiscal Year-End Table
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of shares that have not vested	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)
Alexander Shen(1)	770,000	—	$0.08	August 11, 2025
Alexander Shen(2)	1,000,000	—	$0.50	December 26, 2026
Thomas Sammons(3)	500,000	—	$0.17	January 20, 2026
Alexander Shen(4)					10,000	$16,700
Thomas Sammons(4)					10,000	$16,700

(1)
Options granted to Mr. Shen on August 12, 2015 vested in three equal annual installments with the first installment vesting on the grant date and the remaining installments vesting on each of the first and second anniversary of the grant date.

(2)
Two-thirds of the options granted to Mr. Shen on December 27, 2016 were vested on the grant date. Subject to Mr. Shen’s continuous employment with the Company through the vesting date, the remaining 333,333 options vested on the first anniversary of the grant date.

(3)
Options granted to Mr. Sammons on January 21, 2016 vested in three equal annual installments with the first installment vesting on the grant date and the remaining installments vesting on each of the first and second anniversaries of the grant date.

(4)
Restricted shares granted to Messrs. Shen and Sammons vest in full on January 24, 2023, the first anniversary date of the grant date.

Employment Agreements
As of March 31, 2022, we had employment agreements with each of our Named Executive Officers.
Alexander Shen Employment Agreement
We executed an employment agreement with Mr. Shen on November 17, 2014 (the “CEO Employment Agreement”) to engage Mr. Shen for the position of Chief Executive Officer. The terms of the CEO Employment Agreement provide that Mr. Shen will report directly to our board of directors and others at the direction of the board at such time and in such detail as the board shall reasonably require and his duties and responsibilities shall consist of such powers, duties and responsibilities as are customary for the office of Chief Executive Officer of a company similar in size and stature to the Company.
Pursuant to the CEO Employment Agreement, Mr. Shen receives an annual base salary of $300,000, increased by the board of directors from $275,000, which may be increased from time to time by the board of directors, and was awarded a one-time grant of options to purchase 1,000,000 shares of our Common Stock, which vested in three equal amounts on the date of grant and each of the subsequent two anniversaries of the date of grant. Mr. Shen’s annual base salary has since been increased to $300,000. The exercise price of the options is equal to the closing market price as of the grant date. Mr. Shen is also eligible for an annual cash performance bonus based upon our financial performance as determined by our board of directors and targeted at up to 75% of Mr. Shen’s annual base salary, which target was increased by the board of directors from 60%. The CEO Employment Agreement provides that the Company was required to pay no less than one-half of the targeted bonus amount for fiscal 2015. Mr. Shen is entitled to participate fully in our employee benefit plans and programs and is entitled to four weeks of vacation per year. Mr. Shen will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as Chief Executive Officer. Under the terms of the CEO Employment Agreement, and in connection with his relocation to Westminster, Massachusetts, Mr. Shen was also entitled to assistance with temporary living arrangements and a relocation allowance of $35,000 at the time of his relocation.
Pursuant to the terms of the CEO Employment Agreement and subject to Mr. Shen’s execution of a release of claims in favor of the Company, in the event we terminate Mr. Shen’s employment without “cause” (as defined below) or Mr. Shen resigns his employment for “good reason” (as defined below) at any time during the six-month period following a change in control, he will be entitled to receive continuation of his base salary for twelve months following termination of his employment, payable under the Company’s normal payroll practices. We may terminate the CEO Employment Agreement for cause upon seven days written notice, during which period Mr. Shen may contest his termination before our board of directors.
In general, “cause” is defined as: (i) Mr. Shen’s refusal to perform material duties and responsibilities or follow legal and reasonable directive of the board of directors, (ii) the willful misappropriation of Company funds or property, (iii) any willful or intentional act which he should have reasonably anticipated would reasonably be expected to materially damage the Company’s reputation, business and/or relationships, (iv) excessive use of alcohol or use of illegal drugs, or (v) any material breach of the CEO Employment Agreement. Mr. Shen is also subject to a covenant not to compete with us for a period of 12 months following termination of the CEO Employment Agreement. In general, “good reason” is defined as: (A) a material adverse change in the duties, responsibilities or effective authority associated with his position, or (B) a material reduction by the Company of Mr. Shen’s base salary, each after Mr. Shen has given the Company written notice and the Company has failed to cure such act within 30 days following receipt of such notice.
In addition to the compensation and severance arrangements described above, the CEO Employment Agreement contains customary provisions (i) prohibiting Mr. Shen from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Shen during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Shen from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of his employment.
Thomas Sammons Employment Agreement
On March 31, 2016, we entered into an Employment Agreement with Thomas Sammons (the “Sammons Employment Agreement”), which became effective as of January 20, 2016 and governs Mr. Sammons’s employment as our Chief Financial Officer. Pursuant to the Sammons Employment Agreement, Mr. Sammons: (i) receives an annual base salary of  $235,000, increased by the board of directors from $200,000; (ii) received an award of stock options to purchase 500,000 shares of our Common Stock pursuant to the TechPrecision Corporation 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”), with an exercise price equal to the fair market value of the Common Stock on the grant date and which vested in substantially equal amounts on the date of initial grant and each of the subsequent two anniversaries of the date of grant; and (iii) will be eligible for an annual cash performance bonus of up to 50% of base salary, subject to goals and objectives set by the Chief Executive Officer and our board of directors. Under the Sammons Employment Agreement, Mr. Sammons also will be eligible to participate in Company benefits provided to other senior executives as well as benefits available to Company employees generally. Under the terms of the Sammons Employment Agreement and in connection with his relocation to Westminster, Massachusetts, Mr. Sammons was also entitled to assistance with temporary living arrangements and a relocation allowance of $35,000 at the time of his relocation.
The Sammons Employment Agreement also provides for certain severance payments to Mr. Sammons in the event of his termination. Subject to Mr. Sammons’s execution of a release of claims in favor of the Company, if Mr. Sammons is terminated without “cause” (as defined below) or Mr. Sammons terminates his employment for “good reason” (as defined below) at any time during the six-month period following a change in control, he will be entitled to receive continuation of his base salary for twelve months following termination of his employment, payable under the Company’s normal payroll practices.
In general, “cause” is defined as: (i) Mr. Sammons’s refusal to perform material duties and responsibilities or follow legal and reasonable directive of the board of directors, (ii) the willful misappropriation of Company funds or property, (iii) any willful or intentional act which he should have reasonably anticipated would reasonably be expected to materially damage the Company’s reputation, business and/or relationships, (iv) excessive use of alcohol or use of illegal drugs, or (v) any material breach of the Sammons Employment Agreement. In general, “good reason” is defined as: (A) a material adverse change in the duties, responsibilities or effective authority associated with his position, or (B) a material reduction by the Company of Mr. Sammons’s base salary, each after Mr. Sammons has given the Company written notice and the Company has failed to cure such act within 30 days following receipt of such notice.
In addition to the compensation and severance arrangements described above, the Sammons Employment Agreement contains customary provisions (i) prohibiting Mr. Sammons from divulging to third parties or using confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Sammons during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Sammons from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of his employment.
2016 Long-Term Incentive Plan
The purposes of the 2016 Plan are to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
Employees, directors, consultants and other individuals who provide services to the Company or its affiliates are eligible to be granted awards under the 2016 Plan; provided, however, that only employees of the Company or any parent company or subsidiary of the Company are eligible to be granted incentive stock options. As of March 31, 2022, approximately 159 employees and four non-employee directors are eligible to participate in the 2016 Plan, and there were outstanding options granted under the 2016 Plan to purchase 2,670,000 shares of our Common Stock with a weighted-average exercise price of $0.343. This amount included options to purchase 2,270,000 shares of our Common Stock issued to our executive officers. As of March 31, 2022, the closing price of our Common Stock was $1.67 per share.
Additional Retirement Benefits
During fiscal 2022, our chief executive officer and chief financial officer each participated in our qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to limits set forth in the Internal Revenue Code, and receive a matching Company contribution.

Compensation Policies and Practices and Risk Management
One of the responsibilities of our board of directors, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. In addition, our existing compensation policies attempt to discourage employees from taking excessive risks to achieve individual performance objectives such as annual cash incentive compensation and long-term incentive compensation which are based upon balanced company-wide, business unit and individual performance and base salaries structured so as to be consistent with an employee’s responsibilities and general market practices. The board of directors, as a whole, is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.
RELATED PARTY TRANSACTIONS
Certain Relationships and Related Transactions
Related Party Transaction Policy
All transactions with related parties that may present actual, potential or perceived conflicts of interest are subject to approval by the Audit Committee, under the terms of the Audit Committee’s charter. As part of its review of related party transactions, the Audit Committee generally seeks to obtain evidence regarding whether the terms of the related party transaction are market-based. The Audit Committee relies on such information, in addition to other transaction-specific factors, in its review and approval of related party transactions.
Related Person Transactions
We are not aware of any transactions, since April 1, 2021, or any proposed transactions, in which the Company was a party, where the amount involved exceeded $120,000 and in which a director, executive officer, holder of more than 5% of our Common Stock, any member of the immediate family of any of the foregoing persons or any other “related person” (as defined under the rules of the SEC), had or will have a direct or indirect material interest.

PROPOSAL TWO — RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
MARCH 31, 2023
The Audit Committee has selected Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
The Audit Committee has recommended that the stockholders vote for ratification of the appointment of Marcum as our independent registered public accounting firm. A representative of Marcum is expected to attend the Annual Meeting via teleconference and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.
Neither our by-laws nor other governing documents or laws require stockholder ratification of the appointment of Marcum as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Marcum. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders.
The affirmative vote of the majority of the votes cast at the Annual Meeting, either virtually or by proxy will be required to ratify the appointment of Marcum.
Our board of directors recommends a vote “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

AUDIT COMMITTEE REPORT
The Audit Committee Report that follows shall not be deemed to “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference.
In fulfilling its responsibilities with respect to the Company’s audited financial statements for the year ended March 31, 2022, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements with management and Marcum;

•
Discussed with Marcum the matters required by the applicable requirements of the Public Company Accounting Oversight Board concerning the conduct of the audit; and

•
Received the written disclosures and the letter from Marcum regarding its communications with the Audit Committee concerning independence, as required by the Public Company Accounting Oversight Board, and has discussed with Marcum the firm’s independence.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. Marcum was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Marcum had full access to the Audit Committee to discuss any matters they deem appropriate.
In reliance upon the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2022.
The Audit Committee
Robert A. Crisafulli, Chair
Walter M. Schenker

PRINCIPAL ACCOUNTANT FEES
The following is a summary of fees for professional services rendered by Marcum LLP for the years ended:
	March 31, 2022	March 31, 2021
Audit Fees	468,574.26	$260,870
Audit related fees	1,377.29	—
Tax fees	—	—
All other fees	31,058.37	51,500
Total	501,009.92	$312,370
Audit fees.   Audit fees represent fees for professional services performed by Marcum LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-related fees.   Audit-related fees represent fees for assurance and related services performed by Marcum LLP that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm. These include services related to consultation with respect to special procedures required to meet certain regulatory requirements.
Tax fees.   There were no fees paid to Marcum LLP for tax compliance, tax advice and tax planning services for the fiscal years ended March 31, 2022 and 2021.
All other fees.   Other fees related to due diligence on a potential acquisition were paid to Marcum in the fiscal year ended March 31, 2022. There were no other fees paid to Marcum LLP for the fiscal year ended 2022.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by the independent registered public accounting firm in fiscal 2022 and fiscal 2021 were pre-approved by the Audit Committee.

PROPOSAL THREE — REVERSE STOCK SPLIT AND DECREASE IN AUTHORIZED SHARES
We are seeking stockholder approval to grant the Board discretionary authority to amend the Company’s Certificate of Incorporation to (i) effect a reverse stock split (“Reverse Split”) of the Company’s common stock at a ratio of between one-for-two and one-for-five, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effected at such time and date prior to March 31, 2023, if at all, as determined by the Board in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock from 90,000,000 to 50,000,000 (the “Proposed Amendments”). If approved, and deemed necessary by the Board, the Proposed Amendments will be effective upon the filing of a certificate of amendment to our Certificate of Incorporation, or at such other date and time as may be specified in such certificate, in substantially the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with the timing of such filing to occur, if at all, at the sole discretion of the Board.
If this Proposed Amendments are approved by our stockholders, the Board will have the authority, in its sole discretion, without further action by our stockholders, to effect the Proposed Amendments. Even if our stockholders approve the Proposed Amendments, we reserve the right not to effect any reverse stock split of the common stock if the Board does not deem it to be in the best interests of our stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our stockholders. Upon implementation of the Proposed Amendments, up to five shares of outstanding Common Stock will be automatically converted into one share of Common Stock and the number of authorized shares will be reduced to 50,000,000.
We believe that the Reverse Split is an effective means of increasing the per share market price of our Common Stock in order to achieve the minimum per share stock price necessary to qualify for listing on well-recognized stock exchanges, such as Nasdaq Stock Market. Our board of directors will only effect the Reverse Split in connection with an application to list our Common Stock on a stock exchange. It will not effect the Reverse Split for any other purpose. If our board of directors does not effect the Reverse Split, there will be no reduction in the number of authorized or issued and outstanding shares of our Common Stock.
One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders because each stockholder would hold the same percentage of our common stock (in hand or on an as-converted basis) as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not otherwise be affected by the Reverse Split. Although the authorized number of shares of common stock and preferred stock will be adjusted as a result of the Reverse Split, it will not be less than any potential exchange ratio approved for the Reverse Split, so another effect will be to decrease the number of authorized but unissued shares of our common stock.
Purposes of the Proposed Amendments
Reverse stock splits generally cause the stock price per share to rise because there are fewer outstanding shares of common stock that represent the entire equity of the Company. An increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Our board of directors believes that the anticipated higher market price resulting from the Reverse Split may reduce, to some extent, the negative effects on the liquidity and marketability of our Common Stock inherent in some of the policies and practices of these institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Our board of directors also believes that the Reverse Split is an effective means of increasing the per share market price of our common stock in order to achieve the minimum per share stock price necessary to qualify for listing on well recognized stock exchanges, including the Nasdaq Stock Market.
Our board of directors would effect the Reverse Split only upon our board of directors’ determination that the Reverse Split would be in our and our stockholders’ best interests following stockholder approval. If our board of directors were to effect the Reverse Split, our board of directors would determine the exact exchange ratio for the Reverse Split (which will be with an exchange ratio between one-for-two and one-for-five), set the timing for the Reverse Split and file the Certificate of Amendment. No further action on the part of stockholders is required to either implement or abandon the Reverse Split. If our board of directors determines to implement the Reverse Split, we will publicly announce, prior to the effective date of the Reverse Split, additional details regarding the Reverse Split. If our board of directors does not implement the Reverse Split prior to March 31, 2023, the authority granted in this proposal to implement the Reverse Split will terminate. The board of directors reserves its right to elect not to proceed, and to abandon, the Reverse Split if it determines, in its sole discretion, that this proposal is no longer in our best interests.
We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Split.
In addition, in connection with the Reverse Split, we believe that the number of authorized shares of our Common Stock should be decreased to 50,000,000 shares. Provided that the Reverse Split is effectuated, we do not anticipate the need for 90,000,000 shares of Common Stock in the foreseeable future.
Potential Risks of the Proposed Amendments
If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.
Although the principal purpose of the Reverse Split would be to help increase the per-share market price of our common stock, there can be no assurance that the Reverse Split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve. Additionally, there can be no assurance that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split. For example, based on the closing price of $[•] per share of our common stock on July [•], 2022, if the Reverse Split were implemented at a ratio of one-for-five, there can be no assurance that the post-split market price of our common stock would be $[•] or greater. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. Moreover, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.
The number of shares held by each individual holder of common stock would be reduced if the Reverse Split is implemented. This may increase the number of stockholders who hold less than a “round lot,” or 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Consequently, the Reverse Split could increase the transaction costs to existing holders of common stock in the event they wish to sell all or a portion of their position.
Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock. The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding.
The Board intends to effect the Reverse Split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common stock and if the implementation of the Reverse Split is determined by the Board to be in the best interests of the Company and its stockholders. If neither of these conditions is present, then the Board will not proceed with the Reverse Split.
Effecting the Reverse Split
Upon receipt of stockholder approval for the Proposed Amendments, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Delaware before March 31, 2023. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split, so long as it is prior to March 31, 2023, will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. The Proposed Amendments will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such other date and time as is specified in the Certificate of Amendment (the “Effective Time”). If the Board does not implement the Reverse Split prior to March 31, 2023, the authority granted in this proposal to implement the Proposed Amendments will terminate.
Except as explained below with respect to fractional shares (see “— Principal Effects of the Reverse Split — Treatment of Fractional Shares”), at the Effective Time, all shares of our common stock issued and outstanding immediately prior to the Effective Time will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of our common stock calculated in accordance with the reverse stock split ratio determined by the Board. After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.
Principal Effects of the Reverse Split
Common Stock
After the effective date of any Reverse Split, each stockholder will own fewer shares of our Common Stock. However, the Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Split. Further, the number of stockholders of record will not be affected by the Reverse Split.
The Reverse Split is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.
Although the Proposed Amendments will change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation, the decrease will be less than any potential exchange ratio for the Reverse Split. Therefore, the number of authorized shares of the Common Stock would decrease and the number of shares remaining available for issuance under our authorized pool of Common Stock would also decrease.
Our Common Stock is currently registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting requirements of the Exchange Act. The Reverse Split would not affect the registration of our Common Stock under the Exchange Act in any material way.

Options and Warrants
In addition, all outstanding options and warrants to purchase shares of our Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the Reverse Split. The number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the exchange ratio of the Reverse Split.
Treatment of Fractional Shares
We will not issue fractional shares of common stock in connection with the Reverse Split. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.
Effect on Non-Registered Stockholders
Non-registered stockholders holding our Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amount being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Book-Entry Shares
The combination of and reduction in the number of our outstanding shares of Common Stock as a result of the Reverse Split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of our Common Stock registered in their accounts.
Stockholders who hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Split shares of our Common Stock in registered book-entry form. These stockholders will have their pre-Reverse Split shares exchanged automatically and a statement will be mailed to them upon exchange indicating the number of shares owned by such stockholders following the Reverse Split.
Exchange of Stock Certificates
If our board of directors decides to effect the Reverse Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Split will become effective at the time specified in the Certificate of Amendment, which we expect to be the date of filing of the Certificate of Amendment, and which we refer to as the “Effective Date.”
As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of our Common Stock to be used in forwarding such certificates for surrender in exchange for , if so elected by the holder, new certificates representing the number of shares of our Common Stock held by such stockholder following the Reverse Split. Our transfer agent will act as exchange agent for purposes of exchanging stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our Common Stock prior to the Reverse Split in accordance with the applicable instructions. No new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.
Accounting Consequences
The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the Effective Date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock would be reduced proportionally, based on the actual exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The loss per share and net book value per share would be increased because there would be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in Proposal Three as a result of their ownership of shares of our Common Stock, as set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in Proposal Three that are different from or greater than those of any other of our stockholders.
Federal Income Tax Consequences of the Reverse Split
The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock or Preferred Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including any state, local or foreign tax consequences or other tax considerations that arise from rules of general application that may be applicable to all taxpayers or to certain classes of taxpayers or any tax considerations that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury regulations promulgated thereunder, and related administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership, for federal income tax purposes. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.
The Reverse Split should be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the Reverse Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such dates.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.
Text of Proposed Certificate of Amendment; Effectiveness
The text of the proposed Certificate of Amendment is set forth in substantially final form in Annex A to this proxy statement. If or when effected by our Board, the Certificate of Amendment will become effective at the time specified in the Certificate of Amendment, which we expect to be the date of filing of the Certificate of Amendment.

Our board of directors recommends a vote “FOR” Proposal Three to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at an exchange ratio of between 1-for-2 and 1-for-5, such ratio to be determined by our board of directors, at any time prior to March 31, 2023, the implementation and timing of which shall be subject to the discretion of our board of directors.

PROPOSAL FOUR — ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the section titled “Executive Compensation,” and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at the 2016 annual meeting of stockholders, we recommended, and our stockholders voted in favor of, an annual say-on-pay vote. In light of this result and other factors considered by the board of directors, the board of directors determined that we would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. A new advisory vote on the frequency of the say-on-pay vote is required every 6 years, and is being held at this annual meeting (please see “Proposal Five — Advisory Vote on Whether the Advisory Vote to Approve the Compensation of Our Named Executive Officers Should Occur Every One, Two or Three Years”).
This vote is advisory, and therefore not binding on the Company or our board of directors. Our board of directors values the opinions of the stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the board of directors will evaluate whether any actions are necessary to address those concerns.
We believe that the policies and procedures articulated in the “Executive Compensation” section of this Proxy Statement are effective in achieving the Company’s goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2022 results. Before voting, we encourage our stockholders to read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation programs and Named Executive Officer compensation in fiscal 2022. We are asking stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.
Our board of directors recommends a vote “FOR” the resolution approving the compensation of our named executive officers, as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

PROPOSAL FIVE — ADVISORY VOTE ON WHETHER THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS
As discussed in Proposal No. 4, our board of directors values the input of our stockholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are also invited to express their views, on an advisory (non-binding) basis, on how frequently advisory votes on the compensation of our Named Executive Officers, such as Proposal No. 4, will occur. In a non-binding advisory vote on the frequency of the say-on-pay proposal held at the 2016 annual meeting of stockholders, we recommended, and our stockholders voted in favor of, an annual say-on-pay vote. In light of this result and other factors considered by the board of directors, the board of directors determined that we would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. A new advisory vote on the frequency of the say-on-pay vote is required every 6 years. By voting on this Proposal No. 5, stockholders may indicate whether they would prefer an advisory vote on our Named Executive Officer compensation once every year, every two years, or every three years.
After careful consideration of this Proposal No. 5, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our board of directors recommends that you vote for the advisory vote on our Named Executive Officer compensation to occur every year.
You may cast your advisory vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting. Approval of the frequency of an advisory vote on the compensation of our Named Executive Officers will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either virtually or by proxy, assuming a quorum is present. In the event that none of the options of every one year, every two years or every three years for the frequency of the vote on the compensation of our Named Executive Officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by our board of directors to be the stockholders’ preference, as expressed on an advisory basis.
Stockholders are not voting to approve or disapprove of the board of directors’ recommendation of a frequency of every year. Rather, stockholders are voting their shares in favor of their preferred frequency for future stockholder advisory votes on our Named Executive Officer compensation. Because this vote is advisory and not binding on the Company or our board of directors, our board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs. A scheduling vote similar to this will occur at least once every six years.
Our board of directors recommends a vote for a frequency of once every year for Proposal No. 5.

OTHER MATTERS
Other Business to be Conducted at the Annual Meeting
We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent according to their best judgment.
Stockholder Proposals for the 2023 Annual Meeting
Stockholders may nominate director candidates and make proposals to be considered at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). In accordance with our by-laws, any stockholder nominations of one or more candidates for election as directors at the 2023 Annual Meeting or any other proposal for consideration at the 2023 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our by-laws, not less than 60 days (           , 2023) nor more than 90 days (           , 2023) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such nomination or proposal must be received by the Company no later than the later of 70 days prior to the date of such annual meeting and the 10th day following the day on which public disclosure of the date of such annual meeting was made.
In addition to being able to present proposals for consideration at the 2023 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2023 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than                 , 2023, and the stockholder must otherwise comply with the applicable requirements of the SEC and our by-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.
A copy of the full text of the provisions of our by-laws discussed above may be obtained by writing to our corporate secretary and all notices and nominations referred to above must be sent to our corporate offices at the following address: TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.
Expenses Relating to this Proxy Solicitation
We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, facsimile or electronic transmission without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Hayden IR to assist with our investor relations and other stockholder communications issues. Hayden IR may assist in the solicitation of proxies but has not, as of the date of this Proxy Statement, been engaged as a proxy solicitor that will receive any additional compensation for these services.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for TechPrecision.
Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of TechPrecision’s Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If you prefer, we will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary; Telephone 978-874-0591. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.techprecision.com.
Upon request of any stockholder, a copy of TechPrecision’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, including a list of the exhibits thereto, may be obtained, without charge, by writing to TechPrecision Corporation, 1 Bella Drive, Westminster, MA 01473, Attention: Corporate Secretary.
Whether or not you expect to be present at the Annual Meeting, please promptly sign and return the enclosed proxy card or vote by mobile device or electronically over the Internet. Your vote is important.
By order of the board of directors of
TECHPRECISION CORPORATION
Alexander Shen
Chief Executive Officer
                 , 2022

Annex A
CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
TECHPRECISION CORPORATION
TechPrecision Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST.   The Certificate of Incorporation of the Corporation is hereby amended by changing Section 5, so that, as amended, the first paragraph of said Section 5 shall be amended and restated as follows:
The total number of shares of capital stock which the Corporation shall have authority to issue is: Sixty Million (60,000,000). These shares shall be divided into two classes with 50,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 10,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).
SECOND.   Upon the filing and effectiveness (the “Split Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, every [           ]1* issued and outstanding shares of the Corporation’s common stock, par value $.0001 per share, as of the date and time immediately preceding the Split Effective Time (the “Old Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of common stock of the Corporation (the “New Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Shares outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) New Share based on the conversion ratio of shares of Old Shares to New Shares set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock.
THIRD.   Each holder of record of a certificate which immediately prior to the last trading day preceding the date of the Split Effective Time (the “Split Effective Date”) represents Old Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of common stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.
FOURTH.   That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.
FIFTH.   That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation entitled to vote at a duly authorized meeting of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.
IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this        day of            , 20  .
TECHPRECISION CORPORATION
By:

1
Final split ratio, between 1-for-2 and 1-for-5, to be determined by the Board of Directors pursuant to authority granted by stockholders, as described in the accompanying proxy statement.

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Mobile or Internet QUICK EASY IMMEDIATE 24 Hours a Day, 7 Days a Week or by Mail Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner TECHPRECISION CORPORATION as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on xxxxxxxxx, 2022. INTERNET VOTING www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. PROXY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE FOUR NOMINEES TO THE BOARD OF DIRECTORS; “FOR” PROPOSALS 2, 3 AND 4; FOR “1 YEAR” ON PROPOSAL 5; AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TECHPRECISION CORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: your votes like this Election of Directors Robert A. Crisafulli Andrew A. Levy Richard S. McGowan Walter M. Schenker FOR all Nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed to the left 4. Advisory vote to approve the compensation of our named executive officers. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 5. Advisory vote on the frequency with which we will hold an advisory vote on the compensation of our named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN Ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. Approve an amendment to our certificate of incorporation to (i) effect a reverse split of our outstanding common stock at FOR AGAINST ABSTAIN FOR AGAINST
ABSTAIN CONTROL NUMBER a ratio of between 1-for-2 to 1-for-5; and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of common stock from 90,000,000 to 50,000,000. Signature Signature, if held jointly Date , 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held xxxxxxxxxx xx, 2022 The proxy statement and our 2022 Annual Report to Stockholders are available at http://www.techprecision.com/reports_and_proxy.html FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TECHPRECISION CORPORATION The undersigned appoints Alexander Shen and Thomas Sammons, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TechPrecision Corporation the undersigned has the power to vote as of the close of business on xxxxxx xx, 2022 at the Annual Meeting of Stockholders of TechPrecision Corporation to be held on xxxxxxxxx xx, 2022, or at any postponements or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE FOUR NOMINEES TO THE BOARD OF DIRECTORS; “FOR” PROPOSALS 2, 3 AND 4; FOR “1 YEAR” ON PROPOSAL 5; AND IN ACCORDANCE WITH THE
BEST JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TECHPRECISION CORPORATION. (Continued, and to be marked, dated and signed, on the other side)